SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                   FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                               June 29, 2005
                      ---------------------------------
                      (Date of earliest event reported)




                          DELTA PETROLEUM CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



   Colorado                    0-16203                84-1060803
--------------              ----------          --------------------
   (State of                  Commission           (I.R.S. Employer
Incorporation)                File No.           Identification No.)



                  Suite 4300
                  370 17th Street
                  Denver, Colorado                        80202
           -------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code: (303) 293-9133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)





ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     Effective June 30, 2005, we entered into a Third Amendment to our existing Credit Agreement with JPMorgan Chase Bank, N.A. and our other banks pursuant to which, among other things, the amount of our borrowing base was increased to $75.0 million.

     The description set forth above is qualified in its entirety by the Third Amendment to Credit Agreement, which is filed herewith as an exhibit.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On June 29, 2005, the Board of Directors of Delta Petroleum Corporation ("Delta" or the "Company") elected James P. Van Blarcom to serve as a Director of Delta to fill a vacancy created by the resignation of Joseph L. Castle II as a member of the Board. The changes became effective on July 1, 2005. Mr. Van Blarcom is also the son-in-law of Joseph L. Castle II. It is expected that Mr. Van Blarcom may be asked to serve on one or more committees of the Board of Directors; however, the actual committees on which he will serve have not yet been determined.

     Since 2004, Mr. Van Blarcom has been Managing Director of The Payne Castle Group, LLC, which provides sales solutions business development and government affairs services in the cable, high-speed internet and communications industries. From 1998 to 2004, he was employed by Comcast Cable Communications Management, LLC, a division of Comcast Corporation, where he served as National Telecommunications Manager, Corporate Telecommunications Manager, and finally as Commercial Development Manager, Comcast High-Speed Internet. Mr. Van Blarcom received a B.A. Degree in History from Hobart College in 1984. He is 43 years of age.

     Mr. Castle's resignation was due to personal reasons and was not a result of any disagreement with the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     The exhibit identified below is filed as part of this report:

Exhibit 10.1    Third Amendment to Credit Agreement between Delta
                Petroleum Corporation and the banks named therein, dated June 30, 2005
















                                    2



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)



Date:  July 5, 2005                   By: /s/ Kevin K. Nanke
                                          ---------------------------------
                                          Kevin K. Nanke, Treasurer
                                          and Chief Financial Officer










































                                    3